                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              -------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

        Date of Report: (Date of earliest event reported): July 22, 2002


                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


               DELAWARE                                1-12574                              13-3532643
       (State of Incorporation)                (Commission File Number)         (IRS Employer Identification No.)
------------------------------------------------------------------------------------------------------------------

                             7000 FANNIN, 20TH FLOOR
                              HOUSTON, TEXAS 77030
              (Address of Registrant's principal executive offices)



                                 (713) 796-8822
              (Registrant's telephone number, including area code)



                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

THE FOLLOWING STATEMENT WAS RELEASED TO THE PRESS ON JULY 22, 2002 REGARDING AN UPDATE ON SITAXSENTAN.


[ICOS LOGO]                                           [TEXAS BIOTECHNOLOGY LOGO]


ICOS CORPORATION
22021 20th Avenue SE
Bothell, WA 98021



--------------------------------------------------------------------------------
                                  PRESS RELEASE

Contact:          Lacy Fitzpatrick          Pamela Murphy
                  ICOS Corporation          Texas Biotechnology Corporation
                  (425) 415-2207            (713) 578-6604

                ICOS-Texas Biotechnology L.P. Provides Update on the Sitaxsentan Phase IIb/III Pulmonary Arterial Hypertension Trial

Bothell, WA and Houston, TX - July 22, 2002 - ICOS-Texas Biotechnology L.P., a partnership between ICOS Corporation (Nasdaq:ICOS) and Texas Biotechnology Corporation (Nasdaq:TXBI) announced today that patient enrollment has been completed in the Sitaxsentan To Relieve ImpaireD Exercise in Pulmonary Arterial Hypertension (STRIDE) Phase IIb/III clinical trial. Initial safety and efficacy results for this 12-week double-blind, placebo controlled trial, comparing two once a day dose levels, 100 mg and 300 mg, of sitaxsentan with placebo, are expected to be available in the second half of 2002.

Patients completing the 12-week safety and efficacy trial have been eligible to enroll in an extension trial for the purpose of obtaining long-term safety data. Because the 12- week safety and efficacy trial is still ongoing and the results are blinded, ICOS and Texas Biotechnology do not know the risk/benefit profile of sitaxsentan at this time. As seen previously with sitaxsentan and other endothelin receptor antagonists, liver function abnormalities have been observed in both the pivotal 12-week safety and efficacy trial (STRIDE) and the long-term extension trial. All liver injury in the current trials has been reversible. Until ICOS and Texas Biotechnology L.P. ("Partnership") have established the efficacy and safety profile of sitaxsentan from the ongoing pivotal trial, in order to be cautious, the Partnership has decided to conclude the extension trial.

This decision does not impact the ongoing Phase IIb/III STRIDE trial conduct or results. Once the safety and efficacy results of that study are unblinded, additional consideration can be given to the appropriate doses for the purpose of assessing long-term safety.

                                    --more--

Sitaxsentan is a small molecule that antagonizes, or blocks, the action of endothelin, which is a potent mediator of blood vessel constriction and of the growth of smooth muscle in vascular walls. Endothelin receptor antagonists are believed to be effective in the treatment of a variety of diseases where the regulation of vascular constriction and muscle tone is important. Sitaxsentan is selective in the targeting of the endothelin A receptor.

Pulmonary arterial hypertension is a condition that involves high blood pressure and structural changes in the walls of the pulmonary arteries, which are the blood vessels that connect the right side of the heart to the lungs. Primary and secondary pulmonary arterial hypertension is estimated to afflict over 100,000 people worldwide.

ICOS-Texas Biotechnology, L.P.:
ICOS-Texas Biotechnology L.P. is a 50/50 limited partnership, formed in June 2000, to develop and commercialize endothelin receptor antagonists, including sitaxsentan and TBC3711.

Texas Biotechnology:
Texas Biotechnology, a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for its expertise in small molecule drug development and vascular biology. Argatroban, its first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Additional studies are seeking to broaden this initial indication for Argatroban in ischemic stroke, angioplasty and hemodialysis. Texas Biotechnology has several other products in clinical development for pulmonary arterial hypertension, congestive heart failure and asthma.

ICOS Corporation:
ICOS is a product-driven company that has expertise in both protein-based and small molecule therapeutics. The Company combines its capabilities in molecular, cellular and structural biology, high throughput drug screening, medicinal chemistry and gene expression profiling to develop highly innovative products with significant commercial potential. The Company applies its integrated approach to erectile dysfunction and other urologic disorders, sepsis, pulmonary arterial hypertension and other cardiovascular diseases, and inflammatory diseases. ICOS' strategy targets multiple therapeutic areas with drugs that act through distinct molecular mechanisms, increasing the Company's opportunities to market breakthrough products.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause the Companies' results and the timing and outcome of events to differ materially from those expressed in or implied by the forward-looking statements, including risks associated with clinical development, regulatory approvals, product commercialization, intellectual property claims and litigation and other risks detailed in the Companies' latest Annual Reports on Form 10-K and its other public filings with the Securities and Exchange Commission.

                                      # # #


                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date July 22, 2002                    TEXAS BIOTECHNOLOGY CORPORATION


                                      /s/ STEPHEN L. MUELLER
                                      ------------------------------------------
                                      Stephen L. Mueller
                                      Vice-President, Finance and Administration
                                      Secretary and Treasurer